                                                                     EXHIBIT 4.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:
IMPERIAL DISTRIBUTING, INC., IMPERIAL HOLLY    (S)
CORPORATION, IMPERIAL-SAVANNAH, L.P.,          (S)
IMPERIAL SUGAR COMPANY, IMPERIAL SWEETENER     (S)  Chapter 11
DISTRIBUTORS, INC., BIOMASS CORPORATION,       (S)  Case Nos. 01-00140
CROWN EXPRESS, INC., DIAMOND CRYSTAL           (S)  through 01-00176(SLR)
BRANDS, INC., DIAMOND CRYSTAL BRANDS, L.P.,    (S)  (Jointly Administered)
DIAMOND CRYSTAL HOLDINGS, INC., DIAMOND        (S)
CRYSTAL SPECIALTY FOODS, INC., DIXIE CRYSTAL   (S)
FOODSERVICE, INC., DSLT HOLDING COMPANY        (S)
FOODCARRIER, INC., FORT BEND UTILITIES         (S)
COMPANY, GREAT LAKES SUGAR COMPANY, HOLLY      (S)
FINANCE COMPANY, HOLLY NORTHWEST               (S)
COMPANY, HOLLY SUGAR CORPORATION, HSC          (S)
EXPORT CORP., ICUBE, INC., KING PACKAGING      (S)
COMPANY, INC., LIMESTONE PRODUCTS COMPANY      (S)
MENU MAGIC FOODS, INC., MICHIGAN SUGAR         (S)
COMPANY, PHOENIX PACKAGING CORPORATION         (S)
RAGUS HOLDINGS, INC., SAVANNAH FOODS &         (S)
INDUSTRIES, INC., SAVANNAH FOODS INDUSTRIAL,   (S)
INC., SAVANNAH INTERNATIONAL COMPANY,          (S)
SAVANNAH INVESTMENT COMPANY, SAVANNAH          (S)
MOLASSES & SPECIALTIES COMPANY, SAVANNAH       (S)
PACKAGING COMPANY, SAVANNAH SUGAR              (S)
REFINING CORPORATION, SAVANNAH TOTAL           (S)
INVERT COMPANY, WHOLESOME SWEETENERS           (S)
GROUP, LTD., and WHOLESOME SWEETENERS, L.L.C.  (S)

Debtors

             STIPULATION WITH RESPECT TO CONFIRMATION OBJECTION OF WELLS FARGO BANK (TEXAS), N.A. AND AMENDMENT TO DEBTORS' SECOND AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
                              DATED JUNE 5, 2001
                              ------------------

     Pursuant to the stipulation of the debtors in the above-captioned case (collectively the "Debtors) and Wells Fargo Bank (Texas), N.A. ("Wells Fargo"), as evidenced by the signatures of counsel below, the Debtors submit this Amendment (the "Amendment") to Debtors' Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001 (the "Plan") in resolution of Wells Fargo's objection to confirmation of the Plan. The parties stipulate and agree that, upon court approval of a plan incorporating the terms hereof, the objection of Wells Fargo to the Plan shall be deemed irrevocably withdrawn and that Wells Fargo shall request permission from the Court to allow it to change its vote against the Plan into a vote in favor of the Plan.
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                                    PREAMBLE

     WHEREAS Wells Fargo as the sole member of Class 2D under the Plan agrees to the treatment provided by these amendments.

     NOW, THEREFORE, Wells Fargo agrees and stipulates to its treatment as set forth below. Except as otherwise expressly provided in this Amendment, all other terms and conditions of the Plan shall remain as stated therein.

                                   AMENDMENTS

     1.   Treatment of Wells Fargo Secured Claim.
          --------------------------------------

          (a) Immediately after the definition of "Fort Bend" in Article 1.72 of the Plan, there shall be inserted the following new definition of "Funding Amount," after which all subsequent numbered portions of Article 1 of the Plan shall be consecutively renumbered:

               1.73 "Funding Amount" means, with respect to Wells Fargo, the greater of (a) seven million dollars ($7,000,000) less the sum on the Effective Date of amounts due Wells Fargo under (i) the Senior Credit Agreement, including the Revolving Credit Facility and Tranche A Term Loans and (ii) the DIP Facility (excluding, however, unfunded letters of credit issued under the Senior Credit Agreement or the DIP Facility) or (b) zero.


          (b)  Immediately after the definition of "Warrant Agreement" in
Article 1.163 of the Plan (as previously renumbered), there shall be inserted the following new definitions of "Wells Fargo" and "Wells Fargo Secured Claim," after which all subsequent numbered portions of Article 1 of the Plan shall be consecutively renumbered:

               1.164  "Wells Fargo" means Wells Fargo Bank (Texas), N.A.

               1.165 "Wells Fargo Secured Claim" means the Secured Claim of Wells Fargo under the Senior Credit Agreement, including Tranche A Term Loans and advances under the Revolving Credit Facility, and reasonable attorneys fees and expenses incurred by Wells Fargo in connection with the Reorganization Cases; the unpaid portion of the Wells Fargo secured

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               claims shall under no circumstances exceed $7 million as of the
               Effective Date.

          (c) Article 3.3(5) of the Plan shall be deleted in its entirety and replaced with the following:

               (5) Class 2D - Allowed Wells Fargo Secured Claim. Class 2D consists of the Allowed Wells Fargo Secured Claim.

          (d) Article 4.2(5) of the Plan shall be deleted in its entirety and replaced with the following:

               (5) Class 2D - Allowed Wells Fargo Secured Claim.

               (a) The Allowed Wells Fargo Secured Claim shall be satisfied in full as follows:

                    (i) On the closing date under the Amended Senior Credit Facility, Wells Fargo shall fund the Funding Amount. Except as provided in the foregoing sentence and subject to the true-up mechanism described in Section 2.1(d) of the DIP Facility and the related definitions, all amounts previously paid to Wells Fargo shall be indefeasibly vested in Wells Fargo.

                    (ii) Upon payment of the Funding Amount, Wells Fargo shall be released from its obligations under unfunded letters of credit issued under the Senior Credit Agreement the DIP Facility; and

                    (iii) Wells Fargo shall be issued a note under Tranche A of the term loan facility in the Amended Senior Credit Agreement in the original principal amount of seven million dollars ($7,000,000) and shall be bound by, and entitled to all of the same rights and benefits as members of Class 2A under, the Amended Senior Credit Agreement including but not limited to, interest, fees, and voting based on the $7 million figure.

               (b) Upon occurrence of the Effective Date and payment of the Funding Amount, the commitment of Wells Fargo with respect to the revolving credit line under the Amended Senior Credit Agreement shall be reduced simultaneously to zero dollars ($0.00). The Allowed Wells Fargo Secured Claim shall be satisfied solely through the refinancing provided under this provision.

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               (c) Attorneys fees and expenses incurred by Wells Fargo in the
               Reorganization Cases shall not be paid as in accordance with subpart (a), but will be paid in full in Cash in accordance with the terms of the DIP Facility.

               (d) Article 1.69 of the Plan shall be deleted in its entirety and replaced with the following:

                    "Exonerated Parties" means the Debtors, Reorganized Debtors, Creditors Committee, Indenture Trustee, Ad Hoc Bondholder Committee, Harris Trust & Savings Bank, the Bank Group, the Agent, the DIP Lenders, the DIP Agent, Disbursing Agent, and Ad Hoc SERP/DC Committee as well as each of their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, or anyone or more of the foregoing.

     2.   Conforming Amendments.
          ---------------------

          (a) Article 1.112 and Article 1.113 of the Plan shall be deleted in their entirety and replaced with the following:

               1.112 [Intentionally Omitted]

               1.113 [Intentionally Omitted]

          (b) Annex 5 shall be deleted from the Plan and replaced with a notation "Annex 5 - Intentionally Omitted,"

Dated:  August 3, 2001
        Wilmington, Delaware

                                   IMPERIAL SUGAR COMPANY

                                   By: /s/ James C. Kempner
                                      ----------------------
                                       James C. Kempner
                                       President and Chief Executive Officer


                                   IMPERIAL DISTRIBUTING, INC.

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       President

                                   IMPERIAL HOLLY CORPORATION

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       Senior Vice President


                                   IMPERIAL-SAVANNAH, L.P.

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       as Senior Vice President of Savannah
                                       Molasses and Specialties Company, its
                                       general partner


                                   IMPERIAL SWEETENER DISTRIBUTORS, INC.

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       Senior Vice President


                                   BIOMASS CORPORATION

                                   By: /s/ W. F. Schwer
                                      -----------------------
                                       William F. Schwer
                                       President


                                   CROWN EXPRESS, INC.

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       President


                                   DIAMOND CRYSTAL BRANDS, INC.

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       Senior Vice President


                                   DIAMOND CRYSTAL BRANDS, L.P.

                                   By: /s/ W. F. Schwer
                                      ----------------------
                                       William F. Schwer
                                       as Senior Vice President of Diamond
                                       Crystal Holdings Inc., its general
                                       partner

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                                    DIAMOND CRYSTAL HOLDINGS, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President

                                    DIAMOND CRYSTAL SPECIALTY FOODS, INC.


                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    DIXIE CRYSTAL FOODSERVICE, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    DSLT HOLDING COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    FOOD CARRIER, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    FORT BEND UTILITIES COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    GREAT LAKES SUGAR COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President

                                    HOLLY FINANCE COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    HOLLY NORTHWEST COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         President


                                    HOLLY SUGAR CORPORATION

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President and General


                                    HSC EXPORT CORP.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Vice President


                                    ICUBE, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         President


                                    KING PACKAGING COMPANY, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    LIMESTONE PRODUCTS COMPANY, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         President

                                    MENU MAGIC FOODS, INC.


                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    MICHIGAN SUGAR COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    PHOENIX PACKAGING CORPORATION

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    RAGUS HOLDINGS, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         President


                                    SAVANNAH FOODS & INDUSTRIES, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President and General
                                         Counsel


                                    SAVANNAH FOODS INDUSTRIAL, INC.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    SAVANNAH INTERNATIONAL COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President

                                    SAVANNAH INVESTMENT COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         President

                                    SAVANNAH MOLASSES & SPECIALTIES
                                    COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President

                                    SAVANNAH PACKAGING COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    SAVANNAH SUGAR REFINING CORPORATION

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    SAVANNAH TOTAL INVERT COMPANY

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President


                                    WHOLESOME SWEETENERS GROUP, LTD.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         as Senior Vice President of Wholesome
                                         Sweeteners LLC, its general partner

                                    WHOLESOME SWEETENERS L.L.C.

                                    By: /s/ W. F. Schwer
                                       -----------------
                                         William F. Schwer
                                         Senior Vice President



Stipulated and Agreed:


/s/ Jack L. Kinzie
--------------------
Jack L. Kinzie
Texas State Bar No. 11492130
BAKER BOTTS L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
214.953.6500 (telephone)
214.953.6503 (fax)


COUNSEL FOR THE DEBTORS



/s/ James Donnell
--------------------
James Donnell
Texas State Bar No. 06981300
ANDERWS & KURTH L.L.P.
600 Travis Street, Suite 4200
Houston, Texas 77002
713.220.4200 (telephone)
713.220.4285 (fax)


COUNSEL FOR WELL FARGO BANK (TEXAS), N.A.

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